UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2009

Mesa Air Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-15495	85-0302351
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 100
Phoenix, Arizona    85008
(Address of principal executive offices including zip code)

(602) 685-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 5, 2009, Mesa Air Group, Inc. (the "Company") received a letter from Nasdaq (the "Notice") indicating that the Company fails to comply with the filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14), and that its securities are, therefore, subject to delisting from The Nasdaq Global Select Market. Nasdaq rules permit the Company 60 calendar days to submit a plan to regain compliance. Following review of this plan, the Staff can grant the Company an exception, up to 180 calendar days from the date of the Periodic Report, or until June 29, 2009, to regain compliance.

The Notice arises as a result of the Company's failure to timely file its Form 10-K for the fiscal year ended September 30, 2008. The Company intends to remedy this deficiency by filing its 10-K later today and intends to announce its earnings tomorrow (January 13th).

A copy of the press release announcing this matter is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release regarding Nasdaq delisting, dated Jauary 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 12, 2009

Mesa Air Group, Inc.

By: /s/ BRIAN S. GILLMAN

Name: BRIAN S. GILLMAN
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release regarding Nasdaq delisting, dated Jauary 12, 2009 Also provided in PDF format as a courtesy.